Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
P.O. Box 2 Oak Ridge, NC 27310

For More Information Contact:

Ron Black, President & CEO 336-644-9944

Oak Ridge Financial Services Announces Increased 2008 Earnings

Oak Ridge, North Carolina, February 27, 2009 – Oak Ridge Financial Services, Inc. (NASDAQ CM: BKOR), the holding company for Bank of Oak Ridge, today reported annual 2008 net income and diluted earnings per share of $1,038,000 and 58 cents, respectively, compared with annual net income and diluted earnings per share of $1,005,000 and 55 cents, respectively, for the same period in 2007. For the fourth quarter of 2008, the company reported net income and diluted earnings per share of $218,000 and 12 cents, compared with net income and diluted earnings per share of $398,000 and 22 cents, respectively, for the same period in 2007.

Oak Ridge Financial Services President, Ron Black, in commenting on the results, noted, “We are pleased with our profitability in the fourth quarter of 2008, and our increased annual earnings from 2007 to 2008 given the challenging economic environment we are operating in. Our primary areas of focus for 2009 are servicing our existing loan portfolio while supporting our local economy by taking deposits, making loans, and providing financial advice for our clients in these difficult times. The community was very supportive of our bank in 2008 and we had significant increases in loans, deposits and noninterest income, and in early 2008 we opened our fifth banking office, which was our third in Greensboro. At December 31, 2008 we were well-capitalized with ample capital for future growth. “

About Bank of Oak Ridge

Bank of Oak Ridge, headquartered in Oak Ridge, NC, is a community Bank with five locations in Oak Ridge, Summerfield and Greensboro. The Bank offers a complete line of banking and investment services, including savings and checking accounts, mortgage and business loans, extended weekday and Saturday branch banking hours, same-day deposits, cash management services, business and personal internet banking with balance alerts and reminders, internet bill payment, mobile banking and accounts designed specifically for seniors, small businesses and civic organizations. For more information, contact Bank of Oak Ridge at 336-644-9944, or visit www.bankofoakridge.com.

Forward-looking Information

This form contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the Company’s markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Federal Deposit Insurance Corporation. The Company undertakes no obligation to update any forward-looking statements.

Oak Ridge Financial Services, Inc.

Financial Highlights (dollars in thousands, except share and per share data)

	Three months ended December 31,		Change	Year Ended December 31,		Change
	2008	2007		2008	2007
Income Statement Data:
Total interest income	$4,683	$4,484	4.4%	$18,041	$16,374	10.2%
Total interest expense	2,295	2,477	(7.3)	9,242	8,813	4.9

Net interest income	2,388	2,007	19.0	8,799	7,561	16.4
Provision for loan losses	266	175	52.0	603	448	34.6
Non-interest income	769	817	(5.9)	3,316	2,564	29.3
Non-interest expense	2,557	2,025	26.3	9,888	8,141	21.5

Net income before provision for income taxes	334	624	(46.5)	1,624	1,536	5.7
Provision for income taxes	116	226	(48.7)	586	531	10.4

Net income	$218	$398	(45.2)	$1,038	$1,005	3.3

Per share data and shares outstanding: (1)
Basic net income per share	$0.12	$0.22	(45.5)%	$0.58	$0.56	3.6%
Diluted net income per share	0.12	0.22	(45.5)	0.58	0.55	5.5
Book value at period end	10.16	9.87	2.9	10.16	9.87	2.9

Weighted average number of common shares outstanding (000’s):
Basic	1,791.5	1,791.5	—%	1,791.5	1,790.5	0.1%
Diluted	1,791.5	1,799.4	(0.4)	1,791.5	1,827.5	(2.0)
Shares outstanding at period end	1,791.5	1,791.5	—	1,791.5	1,791.5	—

	December 31, 2008	December 31, 2007	Change
Balance sheet data
Total assets	$320,672	$262,208	22.3%
Loans receivable	245,481	212,821	15.3
Allowance for loan losses	2,450	2,120	15.6
Other interest-earning assets	55,807	31,724	75.9
Noninterest bearing deposits	18,181	14,771	23.1
Total deposits	270,604	218,516	23.8
Borrowings	30,248	24,248	24.7
Stockholders’ equity	18,195	17,685	2.9

	Three months ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Selected performance ratios:
Return on average assets (2)	0.27%	0.63%	0.35%	0.44%
Return on average stockholders’ equity (2)	4.75	9.06	5.81	5.94
Net interest margin (2)(3)	3.19	3.42	3.67	3.67
Net interest spread (2)(4)	2.89	2.96	2.95	3.12
Noninterest income as a % of total revenue	24.4	28.9	27.4	25.3
Noninterest income as a % of average assets (2)	1.0	1.3	1.1	1.1
Efficiency ratio (5)	80.99	71.71	81.62	80.40
Noninterest expense as a % of average assets (2)	3.2	3.2	3.4	3.6

	December 31, 2008	December 31, 2007	December 31, 2006
Asset quality ratios (at period end):
Nonperforming assets to period-end loans (6)	1.09%	0.18%	0.22%
Allowance for loan losses to period-end loans	1.00	1.00	1.07
Allowance for loan losses to total assets	0.76	0.81	0.82
Net loan charge-offs to average loans outstanding (2)	0.12	0.02	0.03

	December 31, 2008	December 31, 2007	December 31, 2006
Capital and liquidity ratios:
Equity to assets ratio	5.7%	6.7%	8.8%
Loans to deposits	90.7	97.4	87.5

Oak Ridge Financial Services, Inc.

Financial Highlights (dollars in thousands, except share and per share data)

	Three months ended December 31,		Change	Year Ended December 31,		Change
	2008	2007		2008	2007
Total Revenue
Net interest income	$2,388	$2,007	19.0%	$8,799	$7,561	16.4%

Fees and other revenue:
Service charges on deposit accounts	230	181	27.1	805	586	37.4
Mortgage loan origination fees	94	111	(15.3)	424	427	(0.7)
Investment and insurance commissions	127	299	(57.5)	814	925	(12.0)
Trading income	(1)	6	(116.7)	(2)	(129)	n/a
Fee income from purchase of accounts receivable	182	106	71.7	743	342	117.3
Income earned on bank owned life insurance	42	43	(2.3)	162	161	0.6
Other	95	71	33.8	370	252	46.8

Total noninterest income	769	817	(5.9)	3,316	2,564	29.3

Total revenue	$3,157	$2,824	11.8	$12,115	$10,125	19.7

	Three months ended December 31,		Change	Year Ended December 31,		Change
	2008	2007		2008	2007
Noninterest Expense
Salaries and employee benefits	$1,329	$1,135	17.1%	$5,213	$4,491	16.1%
Occupancy	172	126	36.5	605	493	22.7
Equipment	161	148	8.8	600	555	8.1
Data and items processing	147	86	70.9	480	309	55.3
Professional and advertising	258	190	35.8	1,109	907	22.3
Stationary and supplies	55	41	34.1	247	199	24.1
Telecommunications expense	60	48	25.0	254	212	19.8
Other	375	251	49.4	1,380	975	41.5

Total noninterest expense	$2,557	$2,025	26.3	$9,888	$8,141	21.5

	Three months ended December 31,		Change	Year Ended December 31,		Change
	2008	2007		2008	2007
Average Balances
Total assets	$316,410	$250,381	26.4%	$293,157	$227,232	29.0%
Loans receivable	243,494	204,905	18.8	232,351	182,152	27.6
Allowance for loan losses	2,421	2,041	18.6	2,304	1,872	23.1
Other interest-earning assets	53,501	28,311	89.0	42,605	29,290	45.5
Total deposits	277,192	231,103	19.9	227,607	184,608	23.3
Borrowings	30,263	25,994	16.4	28,969	21,516	34.6
Stockholders’ equity	18,195	17,434	4.4	17,815	16,928	5.2

(1)	Computed based on the weighted average number of shares outstanding during each period.
(2)	Ratios for the three-month periods ended December 31, 2008 and 2007 are presented on an annualized basis.
(3)	Net interest margin is net interest income divided by average interest earning assets.
(4)	Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(5)	Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.
(6)	Nonperforming assets consist of non-accruing loans, restructured loans and foreclosed assets, where applicable.